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                                                                    Exhibit 11.1
                 OSHMAN'S SPORTING GOODS, INC. AND SUBSIDIARIES

         COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
                    (In thousands except per share amounts)


                                                    Year ended January 28,   Year ended January 29,    Year ended January 30,
                                                             1995                     1994                     1993
                                                    ----------------------   ----------------------    ----------------------
                                                                  Fully                     Fully                    Fully
                                                     Primary     diluted      Primary      diluted     Primary      diluted
                                                    ----------  ----------  -----------  -----------  ----------  ------------

     NET EARNINGS (LOSS)                                $  290      $  290    $(19,494)    $(19,494)     $ (679)       $ (679)
                                                        ======      ======    ========     ========      ======        ======
Weighted average number of common shares
 outstanding                                             5,807       5,807       5,805        5,805       5,804         5,804
Excess of shares issuable upon exercise of stock
 options over shares deemed retired under the
 "treasury stock" method                                   155         172           -            -           -             -
                                                        ------      ------    --------     --------      ------        ------
Weighted average number of common and dilutive
 common equivalent shares outstanding                    5,962       5,979       5,805        5,805       5,804         5,804
                                                        ======      ======    ========     ========      ======        ======

     Earnings (loss) per common and
       common equivalent share                          $  .05      $  .05    $  (3.36)    $  (3.36)     $(0.12)       $(0.12)
                                                        ======      ======    ========     ========      ======        ======
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